Principal to acquire Wells Fargo Institutional Retirement & Trust business April 9, 2019

Forward looking statements Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward- looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2018, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; technological and societal changes may disrupt the company’s business model and impair its ability to maintain profitability; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; inability to attract and retain qualified employees and sales representatives and develop new distribution sources; an interruption in telecommunication, information technology or other systems, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks; fluctuations in foreign currency exchange rates; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; and loss of key vendor relationships or failure of a vendor to protect information of our customers or employees. Concerning the acquisition of Wells Fargo’s Institutional Retirement and Trust businesses in particular, the risks and uncertainties which could cause actual results to differ materially from results anticipated in forward-looking statements include, but are not limited to: purchase price adjustment; the successful fulfillment or waiver of all closing conditions without unexpected delays or conditions; the successful closing of the transaction within the estimated timeframe; the failure to realize the expected synergies and benefits of the transaction or delay in realization thereof; the successful financing of the transaction. 2

Use of non-GAAP financial measures The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. 3

Overview of the acquisition

- Principal will acquire Wells Fargo's defined contribution, defined benefit, executive deferred compensation (non-qualified plans), institutional trust and custody, and institutional asset advisory businesses; expected to close third quarter 2019
- Brings together two very successful businesses with deep expertise in helping customers achieve their retirement savings and investment goals

Strategic benefits

- Doubles the size of our retirement business[1]
- Expands scale and capabilities in core U.S. retirement businesses
- Solidifies our footprint in the SMB market

Transaction details

$1.2B upfront consideration[2], funded through:

- $400-500M in new debt
- Remainder in cash

Earnout of up to $150M[3]

Suspending share buybacks; expect to resume no later than 1Q 2020

Financial impact[4]

When fully integrated in 2022:

- Annual net revenue of approximately $425M
- Pre-tax return on net revenue of 28-32%

Expected to be accretive to net income and non-GAAP operating diluted EPS in 2020

[1] Pro-Forma calculations based upon AUA and participant data as of December 31, 2017 provided by PLANSPONSOR 2018 Recordkeeping Survey and inclusive of shock lapse and new sales assumptions; [2] Net purchase price of $1.05B, reflecting approximately $150M cash tax benefit from asset acquisition; [3] Earnout payable 2 years post-closing if existing client fee revenue retention exceeds expectations; [4] Reflects assumed revenue and expense net synergies, excludes transaction and integration costs and earnout liability accounting.

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Strengthening our position in the U.S. retirement market Becoming the #3 Defined Contribution recordkeeper by participants 18,000 Alight Conduent 2,4001,600 BAML 1,400 Schwab 1,200 Wells Fargo Milliman 1,000 Prudential 800 600 Fidelity Participants Participants Plan per Vanguard T. Rowe Price Principal 400 going TIAA Empower John Hancock forward Transamerica 200 Principal VALIC Nationwide MassMutual Voya 0 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 8,000,000 9,000,00021,000,000 Participants Source: PLANSPONSOR 2018 Recordkeeping survey. AUA and plan data as of December 31, 2017. Note: Bubble size represents plan assets ($mm). 5 Principal going forward shown on a pro forma basis – reflects assumed shock lapse and new sales assumptions

Wells Fargo Institutional Retirement and Trust business

		Description
Retirement	Defined Contribution (DC)	• DC recordkeeping solution for plan sponsors and participants focused predominately on mid-case market
	Defined Benefit (DB)	• Bundled retirement solutions, including plan administration, discretionary asset advisory, and trust & custody services
	Executive Deferred Compensation (non-qualified plans)	• Plan administration, participant services, and integrated administrative and trust support for non-qualified plans including Rabbi trust administration
	Institutional Asset Advisory	• Discretionary asset management primarily for pensions
	Trust & Custody	• Specialized reporting, trust and custody services, and related products for retirement clients
Non-Retirement	Trust & Custody	• Primarily custody of assets for endowments and other financial institutions • Leverages same platform as Retirement Trust and Custody segment

By the numbers[1]

- 5,000 plans
- 3.9 million participants
- $827 billion of assets under administration (AUA)
  - Includes $200 billion of legacy non-retirement Trust & Custody AUA with de minimis revenue
- $425 million of run-rate revenue[2]
  - 80% in retirement businesses
  - 20% in non-retirement trust & custody business
- Focus on the mid-size market ($10M-$1B of assets)
- Average client tenure of 15 years
- 2,500 employees

[1] Data as of December 31, 2018; [2] Annual expected run-rate revenue by 2022; reflects assumed revenue and expense net synergies

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Strategic benefits to Principal

Doubles the size of our retirement AUA and participants[1]

- Solidifies our footprint in the SMB market
- Pro-forma rankings[1]:
  - #3 Defined Contribution recordkeeper (by number of participants)
  - #4 Defined Contribution recordkeeper (by number of plans)
  - #1 Defined Benefit recordkeeper (by number of plans)
  - #1 ESOP provider (by number of plans)
  - #1 provider of non-qualified deferred compensation plans

Added scale and capabilities drive revenue and expense synergies

- $60M of expected pre-tax run-rate net expense synergies by 2022
- Additional revenue generating opportunities consistent with our current retirement businesses
- Reduces per participant plan costs – benefits not only the acquired block but also our existing block
- Additional scale enhances our ability to maintain existing margins despite ongoing revenue pressures in the industry
- Deepens consultant relationships and adds offshore servicing capabilities

[1] Pro-Forma calculations based upon AUA and participant data as of December 31, 2017 provided by PLANSPONSOR 2018 Recordkeeping Survey and inclusive of shock lapse and new sales assumptions

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Enhances Principal Total Retirement SuiteSM Combined Retirement pro-forma Participant count1 #5 #9 #3 1 Scale and AUA #8 #10 #7 diversification By plan size in Defined Small (<$10M)  -  Contribution Mid-size ($10M - $1B)    Large ($1B+)    DB plan services    Breadth of other Deferred comp    retirement ESOP    services Pension risk transfer  -  1 Source: PLANSPONSOR 2018 Recordkeeping survey. AUA, participant, and plan data as of December 31, 2017. Pro-Forma calculations based upon AUA and participant data as 8 of December 31, 2017 provided by PLANSPONSOR 2018 Recordkeeping Survey and inclusive of shock lapse and new sales assumptions.

Defined Contribution: SMB market remains core Over 80% of our AUA remains in the SMB market compared to 54% in the industry (Split of DC AUA by plan size) 88% SMB 12% $1B+  <$10M  $10M - $1B 12% 26% Principal + Wells Fargo Industry $200B Pro-forma AUA1 19% $1B+ 81% SMB 54% SMB  <$10M  <$10M 62%  $10M - $1B  $10M - $1B 19% 16% 12% 71% SMB $359B 46% $7.5T  <$10M (3%) 1 2 29% $1B+  $10M - $1B AUA AUA 42% 29% 46% $1B+ Retirement 65% $159B AUA1 68% 1 Defined Contribution and Non-Qualified AUA as of 6/30/2018; excludes AUA from other retirement products 9 2 Source: PLANSPONSOR 2018 DC Recordkeeping survey, data as of 12/31/2017

Key financial metrics

Excludes $95M pre-tax of expected transaction and integration costs over 3 years and estimated impacts of earnout liability accounting over 2 years

Consideration	• $1.2B purchase price • Earnout of up to $150M if existing client fee revenue retention exceeds expectations, payable 2 years post-closing
Cash tax benefit	• Approximately $150M net present value of cash tax benefit from the asset acquisition, realized over 15 years
Net expense synergies	• $60M of expected pre-tax run-rate net expense synergies when fully integrated by 2022
Accretion	• Expected to be accretive to net income and non-GAAP operating earnings per diluted share in 2020[1]
IRR	• Mid-to-high teens expected internal rate of return (IRR)[1]
Leverage	• 22% estimated pro-forma leverage ratio • Remains within our 20-25% long-term targeted range
Free cash flow	• 100% free cash flow conversion
P/E multiple	• ~10x after-tax price to run-rate earnings[1] multiple, reflecting the cash tax benefit

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[1] Reflects assumed revenue and expense net synergies

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